Exhibit 99.1

Staples, Inc. Announces Second Quarter 2009 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--August 25, 2009--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended August 1, 2009. Total company sales increased nine percent to $5.5 billion compared to second quarter 2008 sales of $5.1 billion, which included $673 million of Corporate Express sales for the month of July 2008. For the second quarter of 2009, on a GAAP basis, net income attributed to Staples, Inc. declined 38 percent year over year to $92 million, and diluted earnings per share decreased 38 percent to $0.13, from the $0.21 achieved in the second quarter of last year.

The company recorded pre-tax integration and restructuring expense of $30 million during the second quarter. Excluding the impact of this expense, adjusted earnings per share on a diluted basis were $0.16, a decrease of 24 percent from the second quarter of 2008.

“Staples generated record cash flow, as our team did an outstanding job managing expenses and working capital during the second quarter,” said Ron Sargent, Staples’ chairman and chief executive officer. “We’re winning in each of our businesses by providing excellent customer service and continuing to invest in growth initiatives.”

Highlights for the second quarter of 2009 include:

Total Company

  Sales for the second quarter of 2009 decreased 14 percent in US dollars, or 10 percent in local currency, after adjusting sales for the second quarter of 2008 to include Corporate Express’ sales of $1.3 billion for May 2008 to June 2008, prior to the acquisition.
  On a GAAP basis, second quarter 2009 operating income rate declined 111 basis points to 3.73 percent compared to the second quarter of 2008.

  Excluding the impact of pre-tax integration and restructuring expense of $30 million during the second quarter 2009, and pre-tax integration and restructuring expense of $163,000 during the second quarter 2008, operating income rate declined 57 basis points to 4.27 percent compared to the second quarter of 2008. This decline primarily reflects the inclusion of the lower margin Corporate Express business in North American Delivery, deleverage of rent and labor expense in North American Retail, and weaker results in International.
  Generated year to date free cash flow of $568 million after $130 million in capital expenditures, compared to free cash flow of $19 million for the same period during 2008.
  Used strong free cash flow to reduce debt by $256 million during the second quarter, and have reduced debt by approximately $1.5 billion since the acquisition of Corporate Express in July 2008.
  Ended the second quarter with approximately $1.4 billion in liquidity, including $633 million in cash and cash equivalents and $765 million of available credit.

North American Delivery

  Achieved sales for the second quarter of 2009 of $2.3 billion, an increase of 18 percent compared to the second quarter of 2008.
  Sales for the second quarter of 2009 decreased 13 percent in US dollars, or 12 percent in local currency, after adjusting sales for the second quarter of 2008 to include Corporate Express’ sales of $703 million for May 2008 to June 2008, prior to the acquisition.
  Strong customer acquisition was more than offset by lower spend per existing customer, resulting in a low double-digit top line decline in Contract, after adjusting sales for May 2008 to June 2008 to include the results of Corporate Express, and high single-digit top line declines in Staples Business Delivery and Quill.
  Second quarter 2009 operating income rate declined 87 basis points to 7.96 percent compared to the second quarter of 2008, primarily reflecting the inclusion of the lower margin Corporate Express business, deleverage of labor expense, as well as increased amortization expense, somewhat offset by lower marketing and delivery expense.

  Corporate Express integration on track: successfully transitioned all US associates to the same payroll system, implemented one compensation plan for all Staples Business Advantage and Staples National Advantage sales associates, began developing 2010 full line catalog with one common product assortment, and rationalized transportation networks in several US markets.

North American Retail

  Achieved sales for the second quarter of 2009 of $2.0 billion, a decrease of five percent in US dollars, or three percent in local currency, compared to the second quarter of 2008.
  Comparable store sales decreased five percent versus the second quarter of 2008, reflecting declines in average order size and weakness in durable categories such as business machines and furniture, somewhat offset by growth in computers, ink, and paper.
  Second quarter 2009 operating income rate declined nine basis points to 5.21 percent compared to the second quarter of 2008, reflecting deleverage of rent and labor expense largely offset by improvements in product margin, general and administrative and distribution expense.
  Achieved all-time high customer satisfaction scores.
  Opened 10 stores and closed two stores, ending the second quarter with 1,872 stores in North America.

International

  Achieved sales for the second quarter of 2009 of $1.2 billion, an increase of 21 percent in US dollars, or 32 percent in local currency, compared to the second quarter of 2008. The stronger US dollar negatively impacted sales for the company’s International operations by $109 million during the second quarter of 2009, compared to the second quarter of 2008.
  Sales for the second quarter of 2009 decreased 26 percent in US dollars, or 14 percent in local currency, after adjusting sales for the second quarter of 2008 to include Corporate Express’ sales of $645 million for May 2008 to June 2008, prior to the acquisition.

  Comparable store sales in Europe decreased three percent versus the same period in 2008, with the UK and Germany achieving positive comps.
  Second quarter 2009 operating income rate decreased 116 basis points to 0.30 percent compared to the second quarter of 2008, reflecting primarily weak results in China and printing systems business, and increased amortization expense.
  Opened two stores in Portugal, ending the second quarter with 334 stores in Europe, 27 stores in China and 2 stores in Argentina.
  Corporate Express integration on track: making good progress on European restructuring efforts, achieving merchandising and indirect procurement synergies, and consolidating Contract and Catalog back offices and warehouses in Italy.

Outlook

The company reaffirms its expectations for synergies related to the Corporate Express acquisition, building to $300 million annually over the three year integration period. The company is not providing sales or earnings guidance; however, it expects to incur the following expenses during Q3 2009 and FY 2009.

Approximate Dollar Amounts in Millions
	Q3 2009	FY 2009

Depreciation Expense	$105 - 110	$430 - 440
Amortization of Intangibles	25 - 30	100 - 110
Integration and Restructuring Expense	20 - 30	90 - 110
Net Interest Expense	60 - 65	235 - 245
Total	$210 - 235	$855 - 905

Presentation of Non-GAAP Information

This press release presents certain results both with and without the integration and restructuring expense associated with Corporate Express and discusses second quarter 2008 results both with and without the results of Corporate Express. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under the headings “Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income”, and “Reconciliation of GAAP to Non-GAAP Segment Schedule of Sales.” Management believes that the non-GAAP financial measures presented in this press release provide a more meaningful comparison of the company’s year-over-year performance. Management also uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2008 sales of $23 billion and 91,000 associates worldwide, Staples serves businesses of all sizes and consumers in 27 countries throughout North and South America, Europe, Asia and Australia. In July 2008, Staples acquired Corporate Express, one of the world’s leading suppliers of office products to businesses and institutions. Staples invented the office superstore concept in 1986 and is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: deteriorating economic conditions may continue to cause a decline in business and consumer spending which could adversely affect our business and financial performance; our market is highly competitive and we may not continue to compete successfully; we may not be able to successfully integrate Corporate Express into our existing operations to realize anticipated benefits and our growth may strain our operations; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; we may be unable to continue to open new stores and enter new markets successfully; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; our effective tax rate may fluctuate; our information security may be compromised; various legal proceedings, investigations, or audits may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	August 1,	January 31,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$633,442	$633,774
Receivables, net	1,798,411	1,841,231
Merchandise inventories, net	2,523,153	2,404,174
Deferred income tax asset	271,949	281,101
Prepaid expenses and other current assets	489,741	636,978
Total current assets	5,716,696	5,797,258

Property and equipment:
Land and buildings	1,046,402	1,040,754
Leasehold improvements	1,242,649	1,183,879
Equipment	1,965,160	1,949,646
Furniture and fixtures	965,821	926,702
Total property and equipment	5,220,032	5,100,981
Less accumulated depreciation and amortization	2,979,827	2,810,355
Net property and equipment	2,240,205	2,290,626

Lease acquisition costs, net of accumulated amortization	25,922	26,931
Intangible assets, net of accumulated amortization	631,708	701,918
Goodwill	4,157,726	3,780,169
Other assets	524,591	476,153
Total assets	$13,296,848	$13,073,055

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,095,691	$1,967,597
Accrued expenses and other current liabilities	1,453,937	1,404,709
Commercial paper	107,087	1,195,557
Debt maturing within one year	496,074	277,691
Total current liabilities	4,152,789	4,845,554

Long-term debt	2,361,513	1,968,928
Other long-term obligations	601,643	636,142

Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued 892,182,841 shares at August 1, 2009 and 882,032,761 shares at January 31, 2009	536	529
Additional paid-in capital	4,174,915	4,048,398
Accumulated other comprehensive loss	(170,542)	(494,327)
Retained earnings	5,484,668	5,367,341
Less: Treasury stock at cost - 167,707,941 shares at August 1, 2009 and 166,427,240 shares at January 31, 2009	(3,381,809)	(3,357,734)
Total Staples, Inc. stockholders' equity	6,107,768	5,564,207
Noncontrolling interests	73,135	58,224
Total stockholders' equity	6,180,903	5,622,431
Total liabilities and stockholders' equity	$13,296,848	$13,073,055

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended

	August 1,	August 2,	August 1,	August 2,
	2009	2008	2009	2008

Sales	$5,533,779	$5,074,720	$11,351,338	$9,959,274
Cost of goods sold and occupancy costs	4,109,522	3,723,218	8,401,179	7,236,850
Gross profit	1,424,257	1,351,502	2,950,159	2,722,424

Operating and other expenses:
Selling, general and administrative	1,161,400	1,091,664	2,359,570	2,136,465
Integration and restructuring costs	29,633	163	48,630	163
Amortization of intangibles	26,644	14,259	48,515	18,415
Total operating expenses	1,217,677	1,106,086	2,456,715	2,155,043

Operating income	206,580	245,416	493,444	567,381

Other income (expense):
Interest income	1,329	6,293	3,001	17,781
Interest expense	(60,933)	(21,190)	(121,430)	(28,446)
Miscellaneous income (expense)	1,361	(604)	(2,282)	(389)
Consolidated income before income taxes	148,337	229,915	372,733	556,327
Income tax expense	51,176	77,700	128,593	191,944
Consolidated net income	97,161	152,215	244,140	364,383
Income attributed to the noncontrolling interests	4,750	1,982	8,765	1,868
Net income attributed to Staples, Inc.	$92,411	$150,233	$235,375	$362,515

Earnings Per Share:

Basic earnings per common share	$0.13	$0.22	$0.33	$0.52

Diluted earnings per common share	$0.13	$0.21	$0.33	$0.51

Dividends declared per common share	$0.08	$-	$0.17	$0.33

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	26 Weeks Ended
	August 1,	August 2,
	2009	2008
Operating Activities:
Consolidated net income, including income from the noncontrolling interests	$244,140	$364,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	271,759	224,906
Stock-based compensation	90,558	86,797
Deferred tax expense	-	14,419
Excess tax benefits from stock-based compensation arrangements	-	(2,421)
Other	15,836	6,239
Changes in assets and liabilities:
Decrease (increase) in receivables	125,884	(53,235)
Increase in merchandise inventories	(20,938)	(147,943)
Decrease in prepaid expenses and other assets	131,017	30,450
Increase in accounts payable	38,257	96,181
Decrease in accrued expenses and other current liabilities	(172,422)	(503,298)
(Decrease) increase in other long-term obligations	(26,127)	71,442
Net cash provided by operating activities	697,964	187,920

Investing Activities:
Acquisition of property and equipment	(129,865)	(168,663)
Acquisition of businesses and investments in joint ventures, net of cash acquired	-	(4,381,780)
Proceeds from the sale of short-term investments	-	27,019
Purchase of short-term investments	-	(3)
Net cash used in investing activities	(129,865)	(4,523,427)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans	45,338	70,678
(Repayments of) proceeds from issuance of commercial paper	(1,088,470)	2,992,993
Proceeds from borrowings	1,139,820	650,809
Payments on borrowings, including payment of deferred financing fees	(565,498)	(68,178)
Cash dividends paid	(118,048)	(231,460)
Excess tax benefits from stock-based compensation arrangements	-	2,421
Purchase of treasury stock, net	(24,075)	(79,814)
Net cash (used in) provided by financing activities	(610,933)	3,337,449

Effect of exchange rate changes on cash and cash equivalents	42,502	11,054

Net decrease in cash and cash equivalents	(332)	(987,004)
Cash and cash equivalents at beginning of period	633,774	1,245,448
Cash and cash equivalents at end of period	$633,442	$258,444

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended

	August 1,	August 2,	August 1,	August 2,
	2009	2008	2009	2008
Sales:
North American Delivery	$2,322,850	$1,965,801	$4,741,208	$3,686,292
North American Retail	1,973,268	2,087,863	4,161,603	4,496,364
International Operations	1,237,661	1,021,056	2,448,527	1,776,618
Total sales	$5,533,779	$5,074,720	$11,351,338	$9,959,274

Business Unit Income:
North American Delivery	$184,922	$173,555	$345,551	$336,817
North American Retail	102,771	110,542	263,222	278,784
International Operations	3,741	14,917	23,859	38,740
Total business unit income	291,434	299,014	632,632	654,341
Stock-based compensation	(55,221)	(53,435)	(90,558)	(86,797)
Integration and restructuring costs	(29,633)	(163)	(48,630)	(163)
Total segment income	206,580	245,416	493,444	567,381
Interest and other income, net	(58,243)	(15,501)	(120,711)	(11,054)
Consolidated income before income taxes	$148,337	$229,915	$372,733	$556,327

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	August 1, 2009				August 2, 2008
	GAAP As Reported	Integration and Restructuring Expenses	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Integration and Restructuring Expenses	Non-GAAP As Adjusted	As Reported %

Sales	$5,533,779	$-	$5,533,779	100.00%	$5,074,720	$-	$5,074,720	100.00%
Cost of goods sold and occupancy costs	4,109,522	-	4,109,522	74.26%	3,723,218	-	3,723,218	73.37%
Gross profit	1,424,257	-	1,424,257	25.74%	1,351,502		1,351,502	26.63%

Operating and other expenses:
Selling, general and administrative	1,161,400	-	1,161,400	20.99%	1,091,664	-	1,091,664	21.51%
Integration and restructuring costs	29,633	29,633	-	0.00%	163	163	-	0.00%
Amortization of intangibles	26,644	-	26,644	0.48%	14,259	-	14,259	0.28%
Total operating expenses	1,217,677	29,633	1,188,044	21.47%	1,106,086	163	1,105,923	21.79%

Operating income	206,580	(29,633)	236,213	4.27%	245,416	(163)	245,579	4.84%

Interest and other expense, net	58,243	-	58,243	1.05%	15,501	-	15,501	0.31%
Consolidated income before income taxes	148,337	(29,633)	177,970	3.22%	229,915	(163)	230,078	4.53%
Income tax expense	51,176	(10,223)	61,399	1.11%	77,700	(55)	77,755	1.53%
Consolidated net income	97,161	(19,410)	116,571	2.11%	152,215	(108)	152,323	3.00%
Income (loss) attributed to noncontrolling interests	4,750	-	4,750	0.09%	1,982	-	1,982	0.04%
Net income attributed to Staples, Inc.	$92,411	$(19,410)	$111,821	2.02%	$150,233	$(108)	$150,341	2.96%

Earnings Per Share:

Basic earnings per common share	$0.13	$(0.03)	$0.16		$0.22	$-	$0.22

Diluted earnings per common share	$0.13	$(0.03)	$0.16		$0.21	$-	$0.21

Weighted average shares outstanding:

Basic	707,378,682				695,870,460

Diluted	719,473,807				711,403,428

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	26 Weeks Ended
	August 1,				August 2,
	2009				2008
	GAAP As Reported	Integration and Restructuring Expenses	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Integration and Restructuring Expenses	Non-GAAP As Adjusted	As Adjusted %

Sales	$11,351,338	$-	$11,351,338	100.00%	$9,959,274	$-	$9,959,274	100.00%
Cost of goods sold and occupancy costs	8,401,179	-	8,401,179	74.01%	7,236,850	-	7,236,850	72.66%
Gross profit	2,950,159		2,950,159	25.99%	2,722,424		2,722,424	27.34%

Operating expenses:
Selling, general and administrative	2,359,570	-	2,359,570	20.79%	2,136,465	-	2,136,465	21.45%
Integration and restructuring costs	48,630	48,630	-	0.00%	163	163	-	0.00%
Amortization of intangibles	48,515	-	48,515	0.43%	18,415	-	18,415	0.18%
Total operating expenses	2,456,715	48,630	2,408,085	21.21%	2,155,043	163	2,154,880	21.64%

Operating income	493,444	(48,630)	542,074	4.78%	567,381	(163)	567,544	5.70%
Interest and other expense, net	120,711	-	120,711	1.06%	11,054	-	11,054	0.11%
Income before income taxes	372,733	(48,630)	421,363	3.71%	556,327	(163)	556,490	5.59%
Income tax expense	128,593	(16,777)	145,370	1.28%	191,944	(56)	192,000	1.93%

Consolidated net income	244,140	(31,853)	275,993	2.43%	364,383	(107)	364,490	3.66%
Income (loss) attributed to noncontrolling interests	8,765	-	8,765	0.08%	1,868	-	1,868	0.02%
Net income attributed to Staples, Inc.	$235,375	$(31,853)	$267,228	2.35%	$362,515	$(107)	$362,622	3.64%

Earnings Per Share:
Basic earnings per common share	$0.33	$(0.05)	$0.38		$0.52	$-	$0.52
Diluted earnings per common share	$0.33	$(0.04)	$0.37		$0.51	$-	$0.51

Weighted average shares outstanding:
Basic	706,330,893				694,636,258

Diluted	718,706,065				709,670,297

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Segment Schedule of Sales
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	August 1, 2009	August 2, 2008
	GAAP As Reported	GAAP As Reported	Sales attributed to Corporate Express*	Non-GAAP As Adjusted	Decrease from Prior Year	Decrease in Local Currency

North American Delivery	$2,322,850	$1,965,801	$703,121	$2,668,922	-13.0%	-12.3%
North American Retail	1,973,268	2,087,863	-	2,087,863	-5.5%	-3.2%
International Operations	1,237,661	1,021,056	645,234	1,666,290	-25.7%	-13.6%
	$5,533,779	$5,074,720	$1,348,355	$6,423,075	-13.8%	-9.7%

*Corporate Express' sales for the second quarter of 2008 reflect the period May 1, 2008 - July 1, 2008. Prior to being acquired by Staples, Corporate Express' second quarter was from April 1 - June 30. After the acquisition, Corporate Express' fiscal year was changed to coincide with Staples' fiscal year. Accordingly, adjustments have been made to Corporate Express' previously filed financial information to:

a. reflect the change in fiscal periods;
b. convert the results to U.S. dollars;
c. exclude discontinued operations; and
d. convert the results from IFRS to U.S. GAAP.

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers, 508-253-4080/4632